SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2007

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2007, CompuCredit Corporation (the “Company”) entered into an Employment Agreement with Krishnakumar Srinivasan (the “Agreement”). The Agreement amends and restates the Employment Agreement, dated as of May 30, 2004, by and between the Company and Mr. Srinivasan.

Pursuant to the terms of the Agreement, Mr. Srinivasan will serve in the position of President (Credit Cards). The initial term of the Agreement will expire on January 1, 2012, unless sooner terminated in accordance with the terms of the Agreement. Upon expiration, the term of the Agreement will be automatically extended month by month upon the same terms and conditions until terminated in accordance with the Agreement. The Agreement may be terminated by either party upon the Complete Disability (as defined in the Agreement) of Mr. Srinivasan, by the Company for Cause (as defined in the Agreement) or by Mr. Srinivasan for Good Reason (as defined in the Agreement).

During the term of the Agreement, Mr. Srinivasan shall receive an annual salary of $700,000, and be eligible to receive certain restricted stock grants, the exact amount of which will be based on the achievement of performance goals. Any restricted stock awarded under the Agreement will vest on March 15, 2012, provided that Mr. Srinivasan remains in the full-time employment of the Company. Mr. Srinivasan also will have the right to participate in any employee benefit plans or other fringe benefits adopted by the Company for its officers and/or other key management employees or as a part of the Company’s regular compensation structure for its employees.

If the Agreement is terminated by the Company for any reason other than Cause or by Mr. Srinivasan for Good Reason, Mr. Srinivasan is entitled to receive his then current base salary for the lesser of the remainder of the initial term of the Agreement or 24 months from the termination date, plus an amount of restricted stock prorated for the period served for that calendar year in which such termination occurs. Mr. Srinivasan also will become completely vested in all restricted stock previously awarded to him.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement, dated January 3, 2007, by and between CompuCredit Corporation and Krishnakumar Srinivasan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: January 9, 2007	By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Form 8-K

January 9, 2007

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Employment Agreement, dated January 3, 2007, by and between CompuCredit Corporation and Krishnakumar Srinivasan	X